Exhibit 99

Investor Contact:	Kenneth R. Bowling
Chief Financial Officer
336-881-5630

CULP REVISES EXPECTATIONS

FOR FOURTH QUARTER FISCAL 2022

ANNOUNCES SIGNING OF NON-BINDING TERM SHEET

FOR SECURED CREDIT FACILITY

HIGH POINT, N.C. (April 25, 2022) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today announced that, based on current estimates, the company is lowering its expectations for net sales and income (loss) from operations for the fourth quarter of fiscal 2022 due primarily to COVID-related shutdowns affecting the company’s operations in China and further weakening in domestic mattress industry sales.  The company now expects net sales for the fourth quarter to be down significantly as compared to the fourth quarter of fiscal 2021 and expects a consolidated operating loss in the range of $(6.5) million to $(7.5) million for the quarter.  The company expects to end the fourth quarter with approximately $10 million in cash and no outstanding borrowings.  These updated expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the duration and projected impact of the shutdowns affecting the company’s operations in China, as well as other business conditions, consumer trends, and geopolitical events, which could differ materially from the assumptions used.

CULP also announced today that it has executed a non-binding term sheet (the “Term Sheet”) with the lender of its existing domestic credit facility for a revolving credit facility of up to $40 million (the “Credit Facility”), secured by the company’s assets.  This proposed Credit Facility will replace the company’s existing unsecured credit facility that is set to expire in August 2022.  The company’s borrowing availability under the new Credit Facility will be based on a calculation using the company’s accounts receivable and inventory levels, determined on a monthly basis.  The company estimates that it will have approximately $32 million of borrowing availability upon closing of the new facility, which, over time, is projected to be greater than the availability under the existing facility.  The completion of the Credit Facility is subject to the parties entering into applicable definitive agreements, which may contain additional or different terms from those described herein.

Commenting on the announcements, Iv Culp, president and chief executive officer of Culp, Inc., said, “The fourth quarter of fiscal 2022 has been challenged by the unexpected shutdowns of our China facilities due to the COVID-related restrictions imposed by China’s government.  First, our thoughts are with our dedicated China associates who are experiencing extended quarantine lockdowns in connection with these shutdowns.  Our China operations have been closed since April 1, 2022, which has prevented us from shipping goods in both our upholstery fabrics and our sewn mattress cover business.  We initially expected these shutdowns would be very short-term, and that we would have an opportunity to ship orders before the end of the fourth quarter.  However, we now expect the closures to continue for at least the entire month of April, which will prevent us from making up any of these delayed sales before the end of the fiscal 2022 year.

“Additionally, mattress fabrics sales in March and April declined materially as our manufacturing customers reacted to slowing retail demand by curtailing inventory purchases.  This sudden and material decline in revenues has had an outsized impact on our profitability for the quarter.  While we acknowledge that consumer demand for mattresses has slowed and may be soft for some period of time, we do not expect the magnitude of the decline we experienced in March and April to continue during the first quarter of fiscal 2023.

“Despite the extraordinary headwinds we are facing, we are diligently managing the aspects of our business we can control, including aggressively reducing expenses, reducing production schedules, and making other right-sizing adjustments to align with current demand levels.  We are focused on taking necessary actions to adapt to the current challenges and manage our liquidity in the face of what we believe

CULP Revises Expectations for Fourth Quarter Fiscal 2022

April 25, 2022

are near-term disruptions, while also ensuring that we can weather any demand environment and meet the needs of our customers when conditions normalize.

“Additionally, we are pleased to enter into the term sheet for the new credit facility, which should provide us with ample liquidity to navigate this difficult environment.  We are extremely well positioned for the long term and confident that our innovative products, creative designs, and global manufacturing platform will serve us well into the future,” added Culp.

The company expects to report financial and operating results for the fourth quarter and the full fiscal 2022 year in mid-June.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results.   Further information about these factors, as well as other factors that could affect our future operations or financial results and

CULP Revises Expectations for Fourth Quarter Fiscal 2022

April 25, 2022

the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.